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                                                                Exhibit 10(d)


                          1ST SOURCE CORPORATION      Effective as of 4/17/97
                       EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE. This Employee Stock Purchase Plan (the "Plan") of 1st Source Corporation (the "Corporation") is designed to encourage employee purchases of shares of the Corporation's Common Stock by offering to eligible employees the right to purchase such shares. The Plan is intended to apply to the Corporation and to such subsidiaries of the Corporation as the Plan Administrative Committee may from time to time designate (including subsidiaries which become such subsequent to the effective date of the Plan); provided, however, that the Plan shall only apply to such subsidiaries of the Corporation as are defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

      The Corporation intends that the Plan shall qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed in a manner consistent with the requirements of said Section 423.

2. ADMINISTRATION. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three (3) members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan.

      Subject to the express provisions of the Plan and such instructions and limitations as the Board of Directors of the Corporation may establish from time to time, the Committee shall be authorized to develop guidelines regarding the Plan; to publish, amend, and rescind rules and regulations relating to the Plan; to administer and interpret the Plan as may be required from time to time; and to take all other actions and make all other determinations necessary for the administration of the Plan. Decisions of the Committee shall be made by a majority of its members and shall be final, conclusive and binding upon all participants in the Plan. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation will pay all expenses incurred in the administration of the Plan.

      Subject to the approval of the Board of Directors of the Corporation, the Committee shall have the right to suspend, discontinue or cancel the Plan, on either a temporary or permanent basis, as the Committee may from time to time deem appropriate and for such reasons as the Committee in its sole judgment may deem appropriate; provided, however, the Committee may not suspend, discontinue or cancel the Plan during an offering period with respect to purchase rights then outstanding. No provision of the Plan shall be deemed to grant to any employee or his legal representatives or assigns any right to participate in the Plan except as expressly set forth herein or as provided in such interpretations or decisions as the Committee may from time to time issue in accordance with the provisions of the Plan.


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                                                                Exhibit 10(d)

      No member of the Board of Directors or the Committee shall be liable for any action or determination with respect to the Plan or any option granted under it which does not involve recklessness or willful misconduct.

3. STOCK SUBJECT TO PLAN AND ADJUSTMENT. Shares offered hereunder (hereinafter referred to as "Common Stock") may be authorized but unissued Common Stock of the Corporation or previously issued Common Stock acquired by the Corporation and held in its treasury. Not more than two hundred thousand (200,000) shares of the Common Stock of the Corporation (as said amount may be adjusted in accordance with Paragraph 9 hereof) shall be sold in the aggregate hereunder. Shares not actually purchased under an offering may be offered again in a subsequent offering.

4. OFFERINGS. Purchase rights shall be granted under the Plan in one or more offerings, as the Committee may determine, but the maximum number of shares of Common Stock which shall be subject to purchase rights hereunder during any offering period shall be sixty-five thousand (65,000) shares (as said amount may be adjusted in accordance with Paragraph 9 hereof).

      The terms of each offering shall specify the number of shares of Common Stock which may be subject to purchase rights thereunder, and, subject to Paragraph 6, each offering shall bear a uniform relationship to the basic rate of pay of the eligible employees on the effective date of the offering. ("Basic rate of pay" shall mean either the salary of an employee or such employee's hourly, weekly, or other periodic rate of pay on an annualized basis including vacation, holiday and sick pay, but excluding overtime, shift differentials, commissions, bonuses, deferred compensation, and fringe benefits.)

      Purchase rights shall be granted solely to eligible employees, and shall expire at the close of the offering period (as hereinafter defined).

      No offering of Common Stock under the Plan may be made prior to June 1, 1997. The effective date of an offering shall be the date determined by the Committee and specified in the communication of the offering by the Corporation.

      Purchase rights shall be granted to all eligible employees of the Corporation or of a subsidiary of the Corporation whose employees are granted any of such rights in an offering, and (subject to this Paragraph and Paragraph 6 hereof) all employees granted rights shall have the same rights and privileges under the offering; provided, however, that under rules prescribed by the Committee, no employee will be granted a purchase right:

      (a) if immediately after the right is granted, the employee owns (as defined in Sections 423 and 425(d) of the Internal Revenue Code of 1986, as amended) stock, and/or holds outstanding purchase rights to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any subsidiary of the Corporation; or,


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                                                                Exhibit 10(d)

      (b) the grant of any purchase right permits the employee's rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Corporation or its subsidiaries, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time; or

      (c) if at any time the grant of such purchase right is prohibited by applicable law or will cause the Plan not to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

      5. ELIGIBLE EMPLOYEES. An eligible employee is an employee who, on the effective date of an offering, has been an employee of the Corporation or one of the Corporation's subsidiaries (designated by the Committee on the effective date of such offering as a participating subsidiary) for at least two years preceding the effective date of such offering; whose customary employment is twenty (20) hours or more per week; and whose customary employment is for five (5) months or more in any calendar year.

      6. PROVISIONS OF OFFERINGS. The provisions and related conditions of each offering hereunder shall be determined by the Committee, subject to the provisions of the Plan and the following requirements:

      (a) The Committee shall fix the purchase price of the shares to be offered so that such price per share shall equal one hundred percent (100%) of the fair market value of a share of the Corporation's Common Stock on the effective date of the offering. The purchase price so fixed shall be the purchase price per share to be paid by a participant for all shares purchased by the participant during the offering period. The "fair market value" of the Corporation's Common Stock shall be determined by the Committee under any reasonable valuation method permitted under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

      (b) The "offering period" shall be that period of time fixed by the Committee, but not to exceed twenty-seven (27) months following the effective date of the offering.

      (c) The "entry period" shall be that period of time commencing not earlier than ninety (90) days prior to the effective date of the offering during which appropriate participation and payroll deduction forms shall be distributed to eligible employees along with such other documents as may be required, and during which such eligible employees shall have the right to elect to participate in the Plan by completing, signing, and returning such forms to the Committee not later than the close of business on the last business day prior to the effective date of the offering. Participation and payroll deduction forms not received by the Committee prior to the close of business day prior to the effective date of the offering shall not be accepted for participation in the offering made by the Corporation.

      (d) The "payroll deduction period" shall be that period within which electing participants shall make, through payroll deductions, the required payments for the


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                                                                Exhibit 10(d)

            shares of the Corporation's Common Stock which said participants have elected to purchase. The payroll deduction period shall commence on or after the effective date of an offering, shall terminate not later than the expiration of the offering period, and shall be fixed for each offering by the Committee.

      (e) Each participant shall indicate on the Plan participation and/or payroll deduction forms the amount which said participant desires to be withheld from his compensation during the offering period and applied to the purchase of shares of the Corporation's Common Stock; provided, however, the total amount to be withheld and applied during an offering period for any individual participant may not exceed twenty-five percent (25%) of such participant's annual basic rate of pay determined as of the effective date of the offering by the Committee.

      (f) A participant shall be granted the right to purchase a fixed number of whole shares of Common Stock of the Corporation, which fixed number shall be determined by the Committee as of the effective date of the offering by dividing the total amount expected to be credited to such participant's payroll deduction account (as defined in subparagraph 6(g) hereof) (including payroll deductions and accrued interest thereon), based upon his actual rate of participation as indicated on his participation and payroll deduction forms, by the purchase price per share as determined by the Committee under subparagraph 6(a) hereof.

      (g) The participant, in his participation and/or payroll deduction forms, shall authorize the Corporation or the participating subsidiary, as the case may be, to withhold from his compensation, throughout the offering period, the amount which said participant indicated he desired to be withheld and applied to the purchase of shares of the Common Stock of the Corporation (in accordance with subparagraph 6(e) hereof). The participant, in his participation and/or payroll deduction forms, shall direct the Corporation or the participating subsidiary, as the case may be, to deposit such withheld amounts in a savings account (herein referred to as a "payroll deduction account") to be opened for the employee with 1st Source Bank, South Bend, Indiana, or any successor bank to that institution (hereinafter called the "Bank") pursuant to directions set forth in said participation and/or payroll deduction forms. The employee shall further agree in the participation and/or payroll forms that he shall only withdraw and be paid the funds so accumulated in said payroll deduction forms.

            If required by local law or regulation, payroll deduction accounts may be opened at foreign branches of the Bank, or at other banks approved by the Corporation; such payroll deduction accounts shall be maintained and bear interest in accordance with local practice.


7. TERMINATION AND EXERCISE OF PURCHASE RIGHTS. A participant may elect by written notice furnished to the Committee at least thirty (30) days prior to the expiration of an offering period:

      (a) To cancel his participation and receive all payroll deductions and accrued interest in said participant's payroll deduction account as soon as practicable following such notice or as soon as practicable following expiration of the offering period, as he


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                                                                Exhibit 10(d)

            may elect. Upon receipt of a notice of cancellation by the Committee, the participant's purchase rights shall immediately lapse, and no further payroll deduction shall be made from his pay during the offering period. Partial withdrawals of payroll deductions may not be made.

      (b) To discontinue further payroll deductions and have the balance in his payroll deduction account applied as of the expiration of the offering period to the purchase of the maximum number of whole shares of Common Stock as may then be purchased, subject to the applicable limitations under subparagraph 6(f) hereof, in which event his purchase rights shall be permitted to lapse to the extent consistent with his election.

      (c) To elect to purchase on the last business day of the month following the date of his written notice under this Paragraph 7, all or fewer than all of the shares of which said participant is entitled to purchase under the offering as provided in subparagraph 6(f) hereof. Payment for said shares of Common Stock so purchased shall be made by the application of the balance of said participant's payroll deduction, account plus the payment of cash or certified check, if necessary. Said payment shall be delivered to the Committee or a representative thereof on the last business day of the month following said participant's written notice. As soon as practicable following the participant's purchase of shares in accordance with this subparagraph 7(c), the balance in said participant's payroll deduction account, if any, shall be paid to said participant.

      Unless a participant gives timely, written notice as provided under this Paragraph 7 or unless the employment of said participant is terminated prior to the expiration of an offering period, said participant's purchase rights shall be exercised as of the expiration of the offering period for the purchase of that number of whole shares of Common Stock which can be purchased with the balance in his payroll deduction account.

      As soon as practicable after a participant's purchase of shares under this Paragraph 7, the Committee shall cause certificates for the number of shares of the Corporation's Common Stock purchased hereunder to be issued to said participant, or the estate, personal representative or beneficiaries of a deceased participant, as fully paid and non-assessable shares, and shall refund any unused balance remaining in such participant's payroll deduction account.

8.    TERMINATION OF EMPLOYMENT.

     (a) In the event that the employment by the Corporation or a participating subsidiary of an employee who was a participant under the Plan shall terminate other than by reason of said participant's death prior to the expiration of an offering period and prior to said participant making an election under Paragraph 7 hereof, said participant shall have the right within thirty (30) days from the date of said termination (unless the expiration of the offering period shall first occur, in which event such right may be exercised only on or prior to the expiration of said offering period) to elect to purchase, by written notice to the Committee, all or fewer than all of the shares said participant is entitled to purchase under the offering as provided in subparagraph 6(f) hereof. Payment for said shares of Common Stock shall be made by the application of the balance of said participant's payroll deduction account plus


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                                                                Exhibit 10(d)

           the payment of cash or certified check, if necessary. Said payment shall be delivered to the Committee or a representative thereof on the date of said participant's written notice of election under this subparagraph 8(a). As soon as practicable following the payment for shares under this subparagraph 8(a), the balance in said participant's payroll deduction account, if any, shall be paid to said participant.

      (b) In the event that the employment by the Corporation or a participating subsidiary of an employee who is a participant under the Plan shall terminate prior to the expiration of an offering period by reason of such employee's death, his estate, personal representative, or beneficiary shall have the right, at any time within ninety (90) days from the date of his death (unless the expiration of the offering period shall first occur, in which event such right may be exercised only on or prior to the expiration of the offering period), to elect by written notice delivered to the Committee to purchase all or fewer than all of the shares of the Common Stock which said deceased participant was entitled to purchase under the offering as provided in subparagraph 6(f) hereof. Payment for said shares of Common Stock shall be made by the application of the balance of said participant's payroll deduction account plus the payment of cash or certified check, if necessary. Said payment shall be delivered to the Committee or a representative thereof on the date of the written notice given under this subparagraph 8(b). As soon as practicable following the payment for shares under this subparagraph 8(b), the balance in said deceased participant's payroll deduction account, if any, shall be paid to said estate, personal representative or beneficiary.

      (c) In the event that the employment by the Corporation or a participating subsidiary of an employee who was a participant under the Plan shall terminate for any reason, including death, and, said participant or the estate, personal representative or beneficiary of said participant shall not make an election by written notice in accordance with the provisions of subparagraphs 8(a) or 8(b) hereof, then, such participant's purchase rights shall, with respect to such offering period, automatically lapse, and the Committee shall cause the balance of such participant's payroll deduction account to be paid to him or to his estate, personal representative or beneficiary as soon as practicable.

      (d) As soon as practicable after a participant or a participant's estate, personal representative or beneficiary's purchase of shares under this Paragraph, the Committee shall cause certificates for the number of shares of the Corporation's Common Stock purchased hereunder to be issued to said participant or said participant's estate, personal representative or beneficiaries fully paid and non-assessable shares.

      9. ADJUSTMENTS IN CAPITAL STRUCTURE. In the event that the outstanding shares of the Common Stock of the Corporation shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities, whether through reorganization, recapitalization, stock split-up, combination of shares, stock dividend, merger, consolidation or any other change in corporate structure affecting the Common Stock of the Corporation, appropriate adjustments shall be made by the Committee in the number and kind of shares or other securities


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                                                                Exhibit 10(d)

           available for purchase hereunder and subject to any purchase rights then outstanding, and/or the purchase price thereof. Any determination by the Committee of any adjustment to be made in any contingency under this Paragraph, along with such other action as the Committee shall deem appropriate under the circumstances, shall be final.

      10. MERGER OR LIQUIDATION. In the event of a dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, the Plan shall terminate upon the date of approval of such dissolution, liquidation, merger or consolidation by the Corporation's shareholders. Unless a participant elects to exercise his/her purchase rights as provided in Paragraph 7 at any time prior to the date of approval by the shareholders of any dissolution, liquidation, merger or consolidation, upon such termination, all purchase rights under the Plan shall automatically lapse, and all payroll deduction accounts shall be refunded with interest to the participants as soon as practicable.

      11. NON-TRANSFERABILITY OF RIGHTS. Purchase rights granted an employee under the Plan are exercisable, during such employee's lifetime, only by him; they may not be sold, transferred (other than by will or laws of descent or distribution), pledged or otherwise disposed of or encumbered.

      12. RIGHTS AS A SHAREHOLDER. An employee or his estate, personal representative or beneficiary will have none of the rights and privileges of a shareholder of the Corporation with respect to shares of Common Stock subject to purchase rights under the Plan until certificates representing such shares of Common Stock have been transferred or issued.

      13. STATUS OF PLAN FUNDS. All amounts received by the Corporation under the Plan may be used by the Corporation for any corporate purpose.

      14. GOVERNMENTAL REGULATIONS. The Corporation's obligation to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock. In the event any governmental agency having any jurisdiction over the Plan, the qualification thereof or the shares of Common Stock to be issued thereunder fails or refuses to qualify the Plan or objects thereto, the Corporation may cause this Plan to be amended to conform with said governmental agencies requirements or may terminate the same, in which event all payroll deduction account balances shall be paid to employee participants.

      15. INDEMNIFICATION OF COMMITTEE. The members of the Committee shall be indemnified by the Corporation against all reasonable expenses incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any offering or purchase right, and against all amounts paid by them in settlement thereof (provided such settlement is approved by counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. A member of the


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                                                                Exhibit 10(d)

           Committee shall not be entitled to indemnification with respect to any matter or claim arising out of recklessness or willful misconduct by such member in the performance of his duties. As a condition of any indemnification, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend any suit or claim against him.

      16. EFFECTIVE DATE, TERMINATION AND AMENDMENT. The Plan is subject to the approval of the Corporation's shareholders within twelve (12) months following adoption of the Plan by the Board of Directors of the Corporation; and, if such approval is not received by such date, this Plan shall terminate, and no employee shall have any rights hereunder except to receive in cash the balance of his payroll deduction account including interest. The Plan may be amended from time to time or terminated by the Committee and/or the Board of Directors, provided that no such amendment or termination may adversely affect the rights of any participant under any outstanding purchase offering under this Plan, nor cause any purchase rights to fail to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, and provided further that no such amendment may, without approval of the shareholders of the Corporation, (a) increase the maximum number of shares to be offered under the Plan (except as provided in Paragraph 9 hereof), (b) reduce the purchase price specified in subparagraph 6(f) (except as provided in Paragraph 9 hereof),
           (c) extend the term of offering periods under the Plan, or (d) change the person or categories of persons eligible to participate in the Plan specified in Paragraph 5 hereof.

      17. WITHHOLDING. Any amounts to be paid or shares to be delivered by the Corporation under the Plan shall be reduced by any sums required to be withheld by the Corporation.

      18. TAX EFFECT. There are no federal tax consequences resulting from the purchase of stock under this Plan. Under current law, upon the sale of any shares purchased under the Plan within one year of purchase, or prior to the termination of a current offering, the difference between the market value of the stock on the day it was purchased and the amount the employee paid for the stock is treated as compensation. The difference between the sales price of the stock and the market value on the day of purchase must be reported on the employee's tax return as a capital gain. Separate information and detailed examples will be provided by the Corporation to Plan participants shortly after the employee election to participate is made. ANY PARTICIPANT MUST INFORM THE CORPORATION IF SHARES ARE SOLD AS PROVIDED ABOVE.

      19. NOTICE. Unless otherwise specifically provided herein, any notice to be given to the Committee under the Plan shall be given in writing and shall be deemed delivered for all purposes of the Plan if personally delivered to a member of the Committee or mailed to such Committee addressed to the Corporation by postpaid, certified United States mail.

      20. MISCELLANEOUS. The term "his" or "him" as used in the Plan shall be deemed to refer to all eligible employees of the Corporation and participants herein irrespective of


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                                                                Exhibit 10(d)

           gender or age.

           The Plan shall be governed by the laws of the State of Indiana.